EXHIBIT 23(14)

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Cohen McCurdy, Ltd.
800 Westpoint Pkwy., Suite 1100
Westlake, OH 44145-1524
440.835.1093
440.835.8500 fax

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Combined Proxy Statement/Prospectus and Statement of Additional Information constituting part of this Registration Statement on Form N-14 of our report dated October 17, 2005, relating to the financial statements and financial highlights of the Monteagle Funds (series of Unified Series Trust), comprising Monteagle Fixed Income Fund, Monteagle Value Fund, and Monteagle Large Cap Growth Fund which appear in the August 31, 2005 Annual Report to Shareholders, and our report dated February 16, 2006, relating to the financial statements and financial highlights of the Memorial Funds, comprising the Memorial Government Bond Fund, Memorial Growth Equity Fund and Memorial Value Equity Fund which appear in the December 31, 2005 Annual Report to Shareholders. We also consent to the reference to our Firm under the heading "Financial Statements" in the Combined Proxy Statement/Prospectus.

/s/ Cohen McCurdy

Cohen McCurdy, Ltd.
Westlake, Ohio
June 30, 2006

£?- k nKjepeiioeat member Qs
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